Exhibit 99.1

NexMetals Announces Listing of Warrants

Vancouver, British Columbia, December 18, 2025 – NexMetals Mining Corp. (TSXV: NEXM) (Nasdaq: NEXM) (“NEXM” or the Company”) announces that that it has received approval of the TSX Venture Exchange for the supplemental listing of 14,035,100 common share purchase warrants of the Company (the “Warrants”) issued on November 17, 2025 pursuant to the Company’s recently completed $80 million public offering of units. The Company anticipates that the Warrants will commence trading on the TSXV on December 22, 2025, under the symbol NEXM.WT.

Each Warrant entitles the holder thereof to acquire one common share of the Company at an exercise price of $8.00 per share on or prior to November 17, 2027. The ISIN and CUSIP numbers of the Warrants are CA65346E1135 and 65346E113, respectively. The Warrants are governed pursuant to the terms of a warrant indenture dated November 17, 2025, between the Company and Computershare Trust Company of Canada as warrant agent (the “Warrant Indenture”). A copy of the Warrant Indenture is available under the Company’s profile on www.sedarplus.ca.

About NexMetals Mining Corp.

NexMetals Mining Corp. is a mineral exploration and development company that is focused on the redevelopment of the previously producing copper, nickel and cobalt resources mines owned by the Company in the Republic of Botswana.

NexMetals is committed to governance through transparent accountability and open communication within our team and our stakeholders. NexMetals’ team brings extensive experience across the full spectrum of mine discovery and development. Collectively, the team has contributed to dozens of projects, including work on the Company’s Selebi and Selkirk mines. Senior team members each have on average, more than 20 years of experience spanning geology, engineering, operations, and project development.

For further information about NexMetals Mining Corp., please contact:

Morgan Lekstrom

CEO & Director

morganl@nexmetalsmining.com

Jaclyn Ruptash

V.P., Communications and Investor Relations

jaclyn@nexmetalsmining.com

1-833-770-4334

Neither the TSX Venture Exchange and its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the Nasdaq Stock Market LLC accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

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Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities legislation (collectively, “forward-looking information”) based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. For the purposes of this release, forward looking information includes, but is not limited to, the implementation of the objectives, goals and future plans of the Company. These forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to, capital and operating costs varying significantly from estimates; the preliminary nature of drilling and metallurgical test results; the ability of exploration results to predict mineralization; the ability of the Company to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; prefeasibility or the feasibility of mine production; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; uncertainties relating to the availability and costs of financing needed in the future; changes in equity markets; inflation; fluctuations in commodity prices; delays in the development of projects; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s filings with the U.S. Securities and Exchange Commission on EDGAR (www.sec.gov) and public disclosure record on SEDAR+ (www.sedarplus.ca), in each case, under NEXM’s issuer profile. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.

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